CHARTER OF
                             THE EXECUTIVE COMMITTEE
                            OF THE BOARD OF DIRECTORS
                         OF CHARYS HOLDING COMPANY, INC.

     The Executive Committee of Charys Holding Company, Inc., a Delaware corporation (the "Company"), is a committee of the Board of Directors of the Company, the composition and responsibilities of which are described in this Executive Committee Charter.

     1.     Composition. In accordance with Article III of  the  Bylaws  of  the
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Company,  the  Board  of  Directors,  by resolution adopted by a majority of the whole Board of Directors, may designate an Executive Committee. The Executive Committee shall consist of no fewer than ___ members. The members of the Executive Committee shall be appointed by the Board of Directors. The Chairman of the Board of Directors shall be the Chair of the Executive Committee; provided, however, that if the Chairman of the Board of Directors is an executive officer or employee of the Company, then the Chairman of the Executive Committee of the Board of Directors shall be an independent director. The members of the Executive Committee shall serve at the pleasure of the Board of Directors or until their successors shall be duly designated. Vacancies in the Executive Committee shall be filled by the Board of Directors.

     2.     Responsibilities.  In  accordance  with  Article  III  of the Bylaws
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of  the  Company,  during  the  intervals  between  the meetings of the Board of
Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Company to the extent authorized by the resolution providing for the Executive Committee or by subsequent resolution adopted by a majority of the whole Board of Directors. This authorization is subject to the limitations imposed by law, the Bylaws of the Company or the Board of Directors.

     3.     Reporting.  The  Executive  Committee  shall keep written minutes of
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each  meeting,  which shall set forth the Committee's actions, and shall be duly filed in the Company's records. Reports of meetings of the Executive Committee, including a report of all actions taken, shall be made to the Board of Directors at its next regularly scheduled meeting, following the Executive Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Executive Committee.

                                   By   Order of  the  Board  of  Directors,


                                   By
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                                        Billy V. Ray, Jr., Chief Executive
                                        Officer

Dated  August  ___,  2004.